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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 20, 2000
                Date of Report (Date of earliest event reported)


                         YOUTHSTREAM MEDIA NETWORKS, INC
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                        Commission file number: 0-27556
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           DELAWARE                                    13-4082185
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(State or Other Jurisdiction               (I.R.S. Employer Identification No.)
     of Incorporation)


    28 WEST 23RD STREET, NEW YORK, NY                             10010
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(Address of Principal Executive Offices)                        (Zip code)


                                  212-622-7300
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               (Registrant Telephone Number, Including Area Code)


                        529 FIFTH AVE, NEW YORK, NY 10017
          -------------------------------------------------------------
          (Former Name or Former Address, if changed since last report)

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Item 5. Other Events

PRESS RELEASE

YOUTHSTREAM MEDIA NETWORKS, INC. ANNOUNCES WRITEOFF

NEW YORK--(BUSINESS WIRE)--Dec. 8, 2000--YouthStream Media Networks (Nasdaq:NETS-news), an integrated media and marketing services company targeting teens and young adults, today announced that its Board of Directors has decided to discontinue the operations of its sixdegrees subsidiary and exit its ASP business, known as Sodalis. The Company is seeking to sell the Sodalis business to venture capitalists or others willing to invest in developing the business. As a result, the Company plans to take a one-time charge in the second quarter of fiscal year 2001, ending December 31, 2000, estimated to be in the range of $150-165 million almost all associated with writing down the goodwill related to these businesses.

When the online advertising market was growing dramatically and the capital markets for online investment were robust, YouthStream made significant investments in its online businesses. However, in light of the recent deterioration in market conditions and the Company's focus on near-term profitability, its Board of Directors deemed further investments in these online properties inappropriate. Consequently, YouthStream expects to shut down its sixdegrees subsidiary effective December 31, 2000. Appropriate workforce reductions have been made.

Sodalis' ASP platform includes the best of the technology purchased by the Company in its acquisitions of CommonPlaces LLC, College Web and Invino. However, having determined that Sodalis is not aligned with its long-term vision and strategy, the Company has decided to seek to sell its interest in this business. The Company will continue to operate its successful Teen.com website as part of its youth-oriented media businesses.

YouthStream stated that the one-time charge is composed of the unamortized portion of the purchase price, or goodwill, of these companies as well as small amounts of related fixed assets and accrued expenses. The actual amount of the charge will be determined when the Company establishes a valuation for the Sodalis business prior to the reporting of its second-quarter financial results.

President and Chief Executive Officer James "P.T." Lucchesi said, "We believe that these actions will have a significant and positive impact on reported earnings starting with the third quarter of fiscal year 2001, which ends March 31, 2001. Specifically, goodwill amortization of about $18.5 million per quarter as well as certain material operating expenses will be eliminated.

"As importantly, our operations will now more accurately reflect our core business focus. We remain confident in our long-term growth prospects and expect favorable results from our growth initiatives." The Company will host a conference call to discuss today's announcements on Monday, December 11, 2000, at 10:00 a.m. To access the conference call, please dial 212-676-5182 five to 10 minutes prior to the start of the call. If you are unable to attend the live conference call, a replay will be available beginning at 12:00 p.m. on December 11, 2000, and will run through 12:00 p.m. on December 18, 2000. To access the replay, dial 800-633-8284 or 858-812-6440 (International) and enter the reservation number 17217449.

About YouthStream Media Networks

YouthStream Media Networks delivers the teenage and young adult market to advertisers and the entertainment industry through its unique combination of media and retail properties. The Company's properties reach this prime demographic through more than 7,000 high schools and middle schools and 2,000 U.S. college campuses. The Company is organized into two principal operating units: media and retail. YouthStream's media properties include: Network Event Theater, a national network of campus movie theaters; American Passage, a leading college newspaper advertising placement service; Beyond the



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Wall, the "Ads as Art" poster catalog; Campus Voice, the largest out-of-home editorial wall media network on college campuses; HotStamp, a major on-campus free postcard advertising brand; and Teen.com, the leading online community for 13-19 year-olds. The Company's Trent Graphics retail segment represents the largest national on-campus poster seller and a growing chain of retail poster outlets.

Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including the timely development and acceptance of new products, the impact of competitive products and pricing, and other risks detailed from time to time in the Company's SEC reports, including the annual report filed on Form 10-KSB for the fiscal year ended June 30, 2000, and Form 10-Q for the quarter ended September 30, 2000.

Item 7. Financial Statements and Exhibits

     None


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


December 20, 2000                          YOUTHSTREAM MEDIA NETWORDS, INC.


                                           By: /s/ JAMES G. LUCCHESI
                                              ---------------------------------
                                                   James G. Lucchesi
                                                   Chief Executive Officer